UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2022

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Ribbon Agreements

On August 29, 2022, American Virtual Cloud Technologies, Inc. (the “Company”) and its subsidiary, AVCtechnologies USA, Inc. (“AVCT USA”), entered into a Settlement Agreement (the “Settlement Agreement”) with Ribbon Communications, Inc. (“Ribbon”), Ribbon Communications Canada, ULC (“Ribbon Canada”) and Ribbon Communications Operating Company, Inc. (“RCOCI” and, together with Ribbon and Ribbon Canada, the “Ribbon Parties”). Pursuant to the Settlement Agreement, the Company and the Ribbon Parties modified and/or terminated certain agreements that had been entered into between them in connection with the consummation of the transactions contemplated by the Amended and Restated Purchase Agreement, dated as of December 1, 2020 (the “A&R Purchase Agreement”), entered into among the Company, Ribbon, RCOCI and Ribbon Communications International Limited, as described in the Current Report on Form 8-K filed by the Company on December 7, 2020, and settled certain disputes that had arisen between them under certain of such agreements.

In particular, pursuant to the Settlement Agreement, AVCT USA and RCOCI entered into a Wind Down Agreement (the “Wind Down Agreement”), pursuant to which a Reseller Agreement between the parties, as previously amended, was terminated, and the Company granted RCOCI certain non-exclusive perpetual rights to use certain intellectual property owned by the Company comprising certain WebRTC gateway technology that is integrated with Ribbon’s SBCs and Application Servers (the “Licensed Technology Rights”). In consideration of the resolution of the disputes between the parties encompassed within the Settlement Agreement, among other things, (i) RCOCI paid the Company $2.5 million in cash, (ii) pursuant to a Stock Redemption Agreement (the “Redemption Agreement”), the 13,700,421 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issued to Ribbon pursuant to the A&R Purchase Agreement were redeemed by the Company for no further consideration and were canceled, and (iii) pursuant to a Warrant Termination Agreement (the “Warrant Termination Agreement”), the Warrants exercisable to purchase 4,377,800 shares of Common Stock issued to Ribbon pursuant to the A&R Purchase Agreement were terminated and canceled. In addition, the Company and certain of the Ribbon Parties entered into amendments to agreements pursuant to which the Company (i) subleases and/or licenses certain premises from the Ribbon Parties, in order to, among other things, reduce the portion of the premises used by the Company (and the corresponding rent or other fees payable), and (ii) purchases and/or licenses certain hardware, software, products and related services from the Ribbon Parties, in order to, among other things, amend the license fee structure from a bulked fixed pricing schedule to a variable rate pricing structure so as to reduce the fees payable by the Company.

The foregoing summary provides only a brief description of the Settlement Agreement, the Wind Down Agreement, the Redemption Agreement and the Warrant Termination Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of the Settlement Agreement, the Wind Down Agreement, the Redemption Agreement and the Warrant Termination Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Amended and Restated Waiver Agreement

As previously reported in the Quarterly Report on Form 10-Q filed by the Company on August 16, 2022, on August 15, 2022, the Company and the holders (collectively, the “Holders”) of the Company’s (i) Series A warrants issued in November 2021 (the “Series A Warrants”), (ii) Series D Warrant issued in December 2021 (the “Series D Warrant”), (iii) warrants issued pursuant to a Securities Purchase Agreement dated as of February 28, 2022 (the “February 2022 Warrants”), (iv) the Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and (v) senior secured convertible notes issued in April 2022 (the “Convertible Notes”) entered into a Waiver Agreement (the “Original Waiver Agreement”). The effectiveness of the operative provisions of the Original Waiver Agreement were subject to certain conditions, which conditions were not satisfied.

On August 31, 2022, the Company and the Holders entered into an Amended and Restated Waiver Agreement (the “Waiver Agreement”), which amends and restates the Original Waiver Agreement in its entirety. Pursuant to the Waiver Agreement, the parties thereto agreed that, among other things, from the date of the Waiver Agreement through December 30, 2022, (i) up to $15 million of equity securities (excluding an equity line of credit) sold by the Company shall be deemed to be “Excluded Securities” for all purposes under the terms of the Series A Warrants, the Series D Warrant, the February 2022 Warrants, the Series B Preferred Stock, the Convertible Notes and the securities purchase agreements pursuant to which such securities were sold (a “New Permitted Offering”); (ii) any cash payments otherwise required to be made to the Holders pursuant to the terms of the Series B Preferred Stock or the Convertible Notes as a result of installment conversions under the Series B Preferred Stock or the Convertible Notes at a conversion price less than the applicable “Floor Price” under such instruments would be deferred until December 31, 2022, provided that if the Company consummates a New Permitted Offering, the lesser of (a) 25% of the gross proceeds of the New Permitted Offering and (b) the outstanding cash payments then payable would be immediately payable to the applicable Holders (up to an amount not to exceed $2.8 million in the aggregate); and (iii) the definition of the term “Equity Conditions” in the certificate of designations of the Series B Preferred Stock (the “Series B Certificate”) and in the Convertible Notes is waived in part, such that no “Price Failure” will be deemed to have occurred thereunder and no “Volume Failure” will be deemed to have occurred thereunder if the Company satisfies the definition of Volume Failure with the reference to “$1,000,000” therein replaced with “$250,000.” In addition, the Company waived, in part, the prohibition of accelerations of installment conversions under the Series B Preferred Stock and the Convertible Notes, such that the Holders of the Series B Preferred Stock and the Convertible Notes may effect accelerations of up to 400% of the installment amount under each of the Series B Preferred Stock and Convertible Notes during two periods in each calendar month. The conversion price applicable to any such accelerations of the Series B Preferred Stock or the Convertible Notes would be adjusted to an amount calculated in a manner consistent with the existing terms of the Series B Preferred Stock and Convertible Notes, based on 88% of the lowest daily volume weighted average price of the Common Stock during the eight trading day period immediately prior to the applicable payment date. The Holders also agreed to defer, until the earlier of the Company’s receipt of gross proceeds of $15 million from the New Permitted Offering or December 31, 2022, any reduction to the exercise price of the Company’s warrants held by them, as well as to the conversion price of the Series B Preferred Stock and the Convertible Notes, that would otherwise arise pursuant to the terms of those instruments that provides for adjustment due to a “Stock Combination Event,” as a result of any reverse stock split effected by the Company as approved by the Company’s stockholders pursuant to the definitive proxy statement filed by the Company on May 2, 2022; provided that if the holder of any such warrant were to exercise prior to the Company receiving $15 million in gross proceeds from the New Permitted Offering, such waiver would not apply with respect to the portion of the warrants so exercised (and the warrants could be exercised at the reduced exercise price resulting from the Stock Combination Event).

The foregoing summary provides only a brief description of the Waiver Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of the Waiver Agreement, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information in Item 1.01 of this Current Report on Form 8-K with respect to the Wind Down Agreement, the Warrant Termination Agreement and the restatement of the Original Waiver Agreement is incorporated by reference in this Item 1.02 to the extent required.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Settlement Agreement, dated as of August 29, 2022, by and among Ribbon Communications Canada, ULC, Ribbon Communications, Inc., Ribbon Communications Operating Company, Inc., American Virtual Cloud Technologies, Inc. and AVCtechnologies USA, Inc.
10.2	Wind Down Agreement, dated as of August 29, 2022, by and between Ribbon Communications Operating Company, Inc. and AVCtechnologies USA, Inc.
10.3	Stock Redemption Agreement, dated as of August 29, 2022, by and between Ribbon Communications Inc. and American Virtual Cloud Technologies, Inc.
10.4	Warrant Termination Agreement, dated as of August 29, 2022, by and between American Virtual Cloud Technologies, Inc. and Ribbon Communications Inc.
10.5	Amended and Restated Waiver Agreement, dated as of August 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Kevin Keough
Name: Kevin Keough Title: Chief Executive Officer

Date: September 1, 2022

4